UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 30, 2013

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

         (Address of Principal Executive Offices)                   (Zip Code)

Registrant’s telephone number, including area code  (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.   Submission of Matters to a Vote of Security Holders.

(a)  The Macerich Company (the “Company”) held its Annual Meeting of Stockholders on May 30, 2013 (the “Annual Meeting”).

(b)  At the Annual Meeting, the Company’s stockholders (i) elected the ten nominees listed below to serve as directors for a term expiring at the next annual meeting of stockholders and until their respective successors are duly elected and qualified, (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013, (iii) approved the compensation of the Company’s named executive officers and (iv) approved the amendment and restatement of the Company’s Employee Stock Purchase Plan.

Item 1:  The election of ten directors for a term expiring at the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

	For	Against	Abstensions	Broker Non- Votes
Douglas D. Abbey	121,490,205	232,540	48,974	4,712,078
Dana K. Anderson	116,845,652	4,877,104	48,963	4,712,078
Arthur M. Coppola	117,505,899	3,992,574	273,246	4,712,078
Edward C. Coppola	116,846,744	4,876,835	48,140	4,712,078
Fred S. Hubbell	120,979,426	743,280	49,013	4,712,078
Diana M. Laing	121,451,695	272,050	47,974	4,712,078
Stanley A. Moore	121,048,589	674,719	48,411	4,712,078
Mason G. Ross	121,491,455	232,092	48,172	4,712,078
Dr. William P. Sexton	121,198,961	522,047	50,711	4,712,078
Andrea M. Stephen	121,494,699	229,402	47,618	4,712,078

Item 2:            The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

For	Against	Abstensions
126,396,725	25,799	61,273

There were no broker non-votes for Item 2.

Item 3:            Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

For	Against	Abstensions	Broker Non- Votes
119,864,584	1,627,155	279,980	4,712,078

Item 4:            Approval of the amendment and restatement of the Company’s Employee Stock Purchase Plan.

For	Against	Abstensions	Broker Non- Votes
121,486,766	229,680	55,273	4,712,078

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

By: THOMAS J. LEANSE

June 3, 2013	/s/ Thomas J. Leanse
Date	Senior Executive Vice President,
Chief Legal Officer and Secretary